SCHLUMBERGER LIMITED
POWER OF ATTORNEY
	The undersigned, in his capacity as a director
or officer, or both, of Schlumberger Limited, a
Netherlands Antilles corporation (the Company), does
hereby appoint each of Saul R. Laureles and Lynda M.
Quagliara, or either of them acting singly, his/her
true and lawful attorney in fact with full power of
substitution, to (a) prepare, execute in the undersigneds
name and on the undersigneds behalf, and submit to the
U.S. Securities and Exchange Commission (the SEC)
a Form ID, including amendments thereto, and any other
documents necessary or appropriate to obtain codes,
passwords and passphrases enabling the undersigned to
make electronic filings with the SEC of reports required
by Section 16(a) of the Securities Exchange Act of 1934, as
amended (the Exchange Act), or any rule or regulation of
the SEC, and (b) execute for and on behalf of the
undersigned, in the undersigneds capacity as a director
or officer, or both, of the Company, Forms 3, 4 and 5
in accordance with Section 16 of the Exchange Act, as
well as Forms 144, and complete and execute any amendment
or amendments thereto, and to file the same or cause
the same to be filed with the SEC.
	This Power of Attorney supersedes any and all
prior and existing powers of attorney signed by the
undersigned with respect to the subject matter hereof,
and shall remain in full force and effect until the
undersigned is no longer required to file Forms 3, 4, 5
or 144 with respect to the undersigneds holdings of and
transactions in securities issued by the Company, unless
earlier revoked by the undersigned in a signed writing
delivered to the foregoing attorneys in fact.
January 21, 2010 	/s/ Michael E. Marks